Exhibit 99.1

                                                       Press Release

Universal Display Contact:

Darice Liu

investor@oled.com

media@oled.com

+1 609-964-5123

Universal Display Corporation Announces Fourth Quarter and Full Year 2020 Financial Results

EWING, N.J. – February 18, 2021 – Universal Display Corporation (Nasdaq: OLED), enabling energy-efficient displays and lighting with its UniversalPHOLED® technology and materials, today reported financial results for the fourth quarter and full year ended December 31, 2020.

“2020 was an unprecedented year. The tremendous and commendable agility and execution focus of everyone at UDC enabled us to continue to build upon our first-mover advantage in the OLED ecosystem and we believe that we are well positioned to emerge an even stronger company when this global health crisis ends,” said Sidney D. Rosenblatt, Executive Vice President and Chief Financial Officer of Universal Display. “During the year, we announced long-term agreements with China Star Optoelectronics, achieved record quarterly revenue of $141.5 million in the fourth quarter, celebrated the 20-year anniversary of our strategic partnership with PPG, and established OVJP Corporation to advance the commercialization of our groundbreaking OLED TV manufacturing technology. In addition, we expanded our corporate social responsibility initiatives, and were recognized by Fortune as one of the world’s 100-Fastest Growing Companies and Newsweek as one of America’s Most Responsible Companies.”

Rosenblatt continued, “Our outlook for 2021 anticipates another year of meaningful growth and performance, while also continuing to invest in near-term and long-term opportunities to fortify our pathway for growth. As the adoption of OLEDs in the consumer landscape is forecasted to broaden in the coming years, we are investing in our people, our infrastructure and our innovation to advance our leadership position and to further enable our customers and the OLED ecosystem.”

Financial Highlights for the Fourth Quarter of 2020

•	Total revenue in the fourth quarter of 2020 was $141.5 million as compared to $101.7 million in the fourth quarter of 2019.
•	Revenue from material sales was $62.5 million in the fourth quarter of 2020 as compared to $60.8 million in the fourth quarter of 2019.
•	Revenue from royalty and license fees was $75.0 million in the fourth quarter of 2020 as compared to $37.8 million in the fourth quarter of 2019.
•	Cost of materials was $24.6 million in the fourth quarter of 2020 as compared to $16.3 million in the fourth quarter of 2019.

•	Operating income was $65.8 million in the fourth quarter of 2020 as compared to $34.5 million in the fourth quarter of 2019.
•	Net income was $53.9 million or $1.13 per diluted share in the fourth quarter of 2020 as compared to $26.4 million or $0.56 per diluted share in the fourth quarter of 2019.

Revenue Comparison

($ in thousands)	Three Months Ended December 31,
	2020	2019
Material sales	$62,538	$60,752
Royalty and license fees	75,046	37,800
Contract research services	3,959	3,177
Total revenue	$141,543	$101,729

Cost of Materials Comparison

($ in thousands)	Three Months Ended December 31,
	2020	2019
Material sales	$62,538	$60,752
Cost of material sales	24,602	16,281
Gross margin on material sales	37,936	44,471
Gross margin as a % of material sales	61%	73%

Financial Highlights for the Full Year of 2020

•	Total revenue for the full year of 2020 was $428.9 million as compared to $405.2 million for the full year of 2019.
•	Revenue from material sales was $229.7 million for the full year of 2020 as compared to $243.4 million for the full year ended 2019.
•	Revenue from royalty and license fees was $185.1 million for the full year of 2020 as compared to $150.0 million for the full year of 2019.
•	Cost of materials was $75.9 million for the full year of 2020 as compared to $66.5 million for the full year of 2019.

•	Operating income was $157.5 million for the full year of 2020 as compared to $158.3 million for the full year of 2019.
•	Net income was $133.4 million or $2.80 per diluted share for the full year of 2020 as compared to $138.3 million or $2.92 per diluted share for the full year of 2019.

Revenue Comparison

($ in thousands)	Full Year Ended December 31,
	2020	2019
Material sales	$229,749	$243,413
Royalty and license fees	185,054	150,022
Contract research services	14,064	11,742
Total revenue	$428,867	$405,177

Cost of Materials Comparison

($ in thousands)	Full Year Ended December 31,
	2020	2019
Material sales	$229,749	$243,413
Cost of material sales	75,939	66,482
Gross margin on material sales	153,810	176,931
Gross margin as a % of material sales	67%	73%

2021 Guidance

The Company believes that its 2021 revenue will be approximately in the range of $530 million to $560 million. The OLED industry remains at a stage where many variables can have a material impact on its growth, and the Company thus caveats its financial guidance accordingly.

Dividend

The Company also announced a first quarter 2021 cash dividend of $0.20 per share on the Company’s common stock. The dividend is payable on March 31, 2021 to all shareholders of record on March 16, 2021.

Conference Call Information

In conjunction with this release, Universal Display will host a conference call on Thursday, February 18, 2021 at 5:00 p.m. Eastern Time. The live webcast of the conference call can be accessed under the events page of the Company's Investor Relations website at ir.oled.com. Those wishing to participate in the live call should dial 1-877-524-8416 (toll-free) or 1-412-902-1028. Please dial in 5-10 minutes prior to the scheduled conference call time. An online archive of the webcast will be available within two hours of the conclusion of the call.

About Universal Display Corporation

Universal Display Corporation (Nasdaq: OLED) is a leader in the research, development and commercialization of organic light emitting diode (OLED) technologies and materials for use in display and solid-state lighting applications.  Founded in 1994, the Company currently owns, exclusively licenses or has the sole right to sublicense more than 5,000 patents issued and pending worldwide.  Universal Display licenses its proprietary technologies, including its breakthrough high-efficiency UniversalPHOLED® phosphorescent OLED technology that can enable the development of low power and eco-friendly displays and solid-state lighting. The Company also develops and offers high-quality, state-of-the-art UniversalPHOLED materials that are recognized as key ingredients in the fabrication of OLEDs with peak performance.  In addition, Universal Display delivers innovative and customized solutions to its clients and partners through technology transfer, collaborative technology development and on-site training.

Headquartered in Ewing, New Jersey, with international offices in China, Hong Kong, Ireland, Japan, South Korea and Taiwan, and wholly-owned subsidiary Adesis, Inc. based in New Castle, Delaware, Universal Display works and partners with a network of world-class organizations. To learn more about Universal Display Corporation, please visit https://oled.com/.

Universal Display Corporation and the Universal Display Corporation logo are trademarks or registered trademarks of Universal Display Corporation.  All other company, brand or product names may be trademarks or registered trademarks.

# # #

All statements in this document that are not historical, such as those relating to the impact of the COVID-19 pandemic on the Company and otherwise, the Company’s technologies and potential applications of those technologies, the Company’s expected results and future declaration of dividends, as well as the growth of the OLED market and the Company’s opportunities in that market, are forward-looking financial statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Universal Display Corporation’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Universal Display Corporation’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled “Risk Factors” in Universal Display Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020. Universal Display Corporation disclaims any obligation to update any forward-looking statement contained in this document.

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UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$630,012	$131,627
Short-term investments	99,996	514,461
Accounts receivable	82,261	60,452
Inventory	91,591	63,953
Other current assets	20,746	21,946
Total current assets	924,606	792,439
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $72,493 and $57,276	102,113	87,872
ACQUIRED TECHNOLOGY, net of accumulated amortization of $153,050 and $132,468	70,253	90,774
OTHER INTANGIBLE ASSETS, net of accumulated amortization of $6,155 and $4,768	10,685	12,072
GOODWILL	15,535	15,535
INVESTMENTS	5,000	5,000
DEFERRED INCOME TAXES	37,695	30,375
OTHER ASSETS	103,341	86,090
TOTAL ASSETS	$1,269,228	$1,120,157
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$13,801	$13,296
Accrued expenses	41,404	49,022
Deferred revenue	105,215	97,333
Other current liabilities	4,540	1,857
Total current liabilities	164,960	161,508
DEFERRED REVENUE	57,086	47,529
RETIREMENT PLAN BENEFIT LIABILITY	78,527	51,117
OTHER LIABILITIES	55,941	48,554
Total liabilities	356,514	308,708
SHAREHOLDERS’ EQUITY:
Preferred Stock, par value $0.01 per share, 5,000,000 shares authorized, 200,000 shares of Series A Nonconvertible Preferred Stock issued and outstanding (liquidation value of $7.50 per share or $1,500)	2	2
Common Stock, par value $0.01 per share, 200,000,000 shares authorized, 49,013,476 and 48,852,193 shares issued, and 47,647,828 and 47,486,545 shares outstanding at December 31, 2020 and December 31, 2019, respectively	490	489
Additional paid-in capital	635,595	620,236
Retained earnings	353,930	249,003
Accumulated other comprehensive loss	(36,019)	(16,997)
Treasury stock, at cost (1,365,648 shares at December 31, 2020 and December 31, 2019)	(41,284)	(41,284)
Total shareholders’ equity	912,714	811,449
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,269,228	$1,120,157

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(Unaudited)
REVENUE:
Material sales	$62,538	$60,752	$229,749	$243,413
Royalty and license fees	75,046	37,800	185,054	150,022
Contract research services	3,959	3,177	14,064	11,742
Total Revenue	141,543	101,729	428,867	405,177
COST OF SALES	26,998	18,202	85,478	75,374
Gross margin	114,545	83,527	343,389	329,803
OPERATING EXPENSES:
Research and development	22,186	19,827	83,894	71,276
Selling, general and administrative	16,217	19,082	61,346	59,613
Amortization of acquired technology and other intangible assets	5,495	5,493	21,969	21,962
Patent costs	1,938	1,688	7,529	6,833
Royalty and license expense	2,930	2,948	11,125	11,776
Total operating expenses	48,766	49,038	185,863	171,460
OPERATING INCOME	65,779	34,489	157,526	158,343
Interest income, net	695	2,459	5,139	10,795
Other income, net	230	27	864	767
Interest and other income, net	925	2,486	6,003	11,562
INCOME BEFORE INCOME TAXES	66,704	36,975	163,529	169,905
INCOME TAX EXPENSE	(12,802)	(10,547)	(30,157)	(31,601)
NET INCOME	$53,902	$26,428	$133,372	$138,304
NET INCOME PER COMMON SHARE:
BASIC	$1.13	$0.56	$2.80	$2.92
DILUTED	$1.13	$0.56	$2.80	$2.92
WEIGHTED AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE:
BASIC	47,241,078	46,997,368	47,198,982	46,959,775
DILUTED	47,298,692	47,031,759	47,236,994	46,995,462
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.15	$0.10	$0.60	$0.40

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$133,372	$138,304
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred revenue and recognition of unbilled receivables	(183,997)	(135,368)
Depreciation	15,217	12,456
Amortization of intangibles	21,969	21,962
Change in excess inventory reserve	1,114	5,938
Amortization of premium and discount on investments, net	(4,960)	(6,643)
Stock-based compensation to employees	26,631	16,148
Stock-based compensation to Board of Directors and Scientific Advisory Board	1,647	1,548
Deferred income tax benefit	(4,446)	(5,776)
Retirement plan expense	5,656	5,818
Decrease (increase) in assets:
Accounts receivable	(21,809)	(17,323)
Inventory	(28,752)	109
Other current assets	6,497	(15,238)
Other assets	(13,481)	(13,291)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	(8,305)	15,516
Other current liabilities	2,683	(5,183)
Deferred revenue	192,369	157,321
Other liabilities	7,387	17,614
Net cash provided by operating activities	148,792	193,912
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(27,991)	(30,059)
Purchase of intangibles	(60)	(401)
Purchases of investments	(604,153)	(931,854)
Proceeds from sale and maturity of investments	1,023,460	723,600
Net cash provided by (used in) investing activities	391,256	(238,714)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	1,176	889
Repurchase of common stock	—	(649)
Payment of withholding taxes related to stock-based compensation to employees	(14,394)	(15,980)
Cash dividends paid	(28,445)	(18,853)
Net cash used in financing activities	(41,663)	(34,593)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	498,385	(79,395)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	131,627	211,022
CASH AND CASH EQUIVALENTS, END OF YEAR	$630,012	$131,627
The following non-cash activities occurred:
Unrealized (loss) gain on available-for-sale securities	$(118)	$241
Common stock issued to Board of Directors and Scientific Advisory Board that was earned and accrued for in a previous period	300	300
Net change in accounts payable and accrued expenses related to purchases of property and equipment	(1,468)	(530)
Cash paid for income tax	36,269	46,602